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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Fleming Companies, Inc. on Form S-3 of the reports of Deloitte & Touche dated February 10, 1994, included and incorporated by reference in the Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 25, 1993, and to the use of our report dated February 10, 1994, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Oklahoma City, Oklahoma
September 1, 1994